As filed with the Securities and Exchange Commission on December 19, 2003

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

LUMINENT MORTGAGE CAPITAL, INC.

(Exact name of registrant as specified in its governing instruments)

Maryland	06-0694835
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

909 Montgomery Street, Suite 500

San Francisco, California 94133

(415) 486-2110

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Albert J. Gutierrez, CFA

President

Luminent Mortgage Capital, Inc.

909 Montgomery Street, Suite 500

San Francisco, California 94133

(415) 486-2110

copies to:

Peter T. Healy, Esq. O’Melveny & Myers LLP 275 Battery Street, Suite 2600 San Francisco, California 94111-3344 (415) 984-8833	Dhiya El-Saden, Esq. Gibson, Dunn & Crutcher LLP 333 South Grand Ave. Los Angeles, California 90071 (213) 229-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-107984

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of shares to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)

Common Stock, $0.001 par value	$6,555,000	$531.00

(1)	Represents the amount by which the maximum aggregate offering price of the Registrant’s initial public offering ($170,430,000), including the shares potentially issuable upon exercise of the underwriters’ over-allotment option, exceeds the maximum offering price previously registered ($163,875,000) on Form S-11 (333-107984).

(2)	Calculated under Section 6(b) of the Securities Act based upon a registration fee rate of $80.90 per $1.0 million of proposed maximum aggregate offering price.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

The Exhibit Index begins on page 4.

INCORPORATION BY REFERENCE OF CONTENTS OF

EARLIER REGISTRATION STATEMENT (File No. 333-107984)

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), by the Registrant solely to register additional common stock as part of the Registrant’s initial public offering. Pursuant to General Instruction G of Form S-11, the contents of the Registration Statement on Form S-3 (File No. 333-107984) filed by Luminent Mortgage Capital, Inc. are hereby incorporated by reference in this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 36.    Exhibits and Financial Statement Schedules

(a)	Exhibits

All exhibits filed with or incorporated by reference in Registration Statement No. 333-107984 are incorporated by reference into, and shall be deemed a part of, this Registration Statement, except for exhibits 5.1, 8.1, 8.2, 23.1, 23.2 and 23.3. The following exhibits are also filed herewith.

Exhibit Number		Description

Legal opinions

5.1	*	Opinion of Ballard Spahr Andrews & Ingersoll LLP as to legality of the securities being issued

8.1	*	Opinion of O’Melveny & Myers LLP as to certain U.S. federal income tax matters

8.2	*	Opinion of Ballard Spahr Andrews & Ingersoll LLP

Consents

23.1	*	Consent of Deloitte & Touche LLP, independent accountants

23.2		Consent of Ballard Spahr Andrews & Ingersoll LLP (included within Exhibit 5.1 hereto)

23.3		Consent of O’Melveny & Myers LLP (included within Exhibit 8.1 hereto)

*	Filed as a separate exhibit herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Luminent Mortgage Capital, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 18th day of December, 2003.

LUMINENT MORTGAGE CAPITAL, INC. (registrant)

By:	/s/ GAIL P. SENECA

Gail P. Seneca Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GAIL P. SENECA Gail P. Seneca	Chief Executive Officer, Chairman of the Board of Directors and Director (Principal Executive Officer)	December 18, 2003

CHRISTOPHER J. ZYDA* Christopher J. Zyda	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 18, 2003

/s/ ALBERT J. GUTIERREZ Albert J. Gutierrez	President and Director	December 18, 2003

BRUCE A. MILLER* Bruce A. Miller	Director	December 18, 2003

JOHN MCMAHAN* John McMahan	Director	December 18, 2003

ROBERT B. GOLDSTEIN* Robert B. Goldstein	Director	December 18, 2003

DONALD H. PUTNAM* Donald H. Putnam	Director	December 18, 2003

JOSEPH E. WHITTERS* Joseph E. Whitters	Director	December 18, 2003

*By:	/s/ GAIL P. SENECA

Gail P. Seneca Attorney-In-Fact

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EXHIBIT INDEX

Exhibit Number		Description

Legal opinions

5.1	*	Opinion of Ballard Spahr Andrews & Ingersoll LLP as to legality of the securities being issued

8.1	*	Opinion of O’Melveny & Myers LLP as to certain U.S. federal income tax matters

8.2	*	Opinion of Ballard Spahr Andrews & Ingersoll LLP

Consents

23.1	*	Consent of Deloitte & Touche LLP, independent accountants

23.2		Consent of Ballard Spahr Andrews & Ingersoll LLP (included within Exhibit 5.1 hereto)

23.3		Consent of O’Melveny & Myers LLP (included within Exhibit 8.1 hereto)

*	Filed as a separate exhibit herewith

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